Agreement
                                    ---------

     This Agreement is by and between ZiaSun Technologies, Inc. ("ZiaSun") and McKenna Enterprises LLC ("MKE") the sole members of MKZ Fund, LLC (MKZ) and sets forth the agreement by and between MKE and ZiaSun that the total capital commitment of ZiaSun pursuant to the Venture Fund Agreement dated July 3, 2000, be capped as set forth herein.

     As of the date of this Agreement, ZiaSun has infused $7.5 million in cash and no shares of ZiaSun stock into MKZ, of which $5.6 million has been invested directly into the McKenna Venture Accelerator, LLC, (MVA) by MKZ.

     Wherefore, it is explicitly agreed by all of the Parties that ZiaSun's total capital commitment and funding of MKZ will be capped at $9,150,000, and other than the sum of $1,650,000, to be infused as follows, ZiaSun shall have no further obligation of any type whatsoever to provide any further funding to MKZ.

     1. $250,000 in cash to be paid to MKZ by ZiaSun, upon execution of this Agreement; and

     2. $1.4 million which remains an obligation of ZiaSun to MKZ.

     Further, section 3 of the Venture Fund Agreement between ZiaSun and MKZ shall be amended to reflect that except for tax distributions, all distributions resulting from liquidity events in MKZ investments will first be paid to ZiaSun until 100% of its investments and/or equity stubs have been recovered. Thereafter, all distributions of monies in excess of the amount invested will be paid 60% to ZiaSun, or its assignees, and 40% to the McKenna Group or its assignees. This reflects the current arrangement for profit distribution as set forth in Section 3 of the Venture Fund Agreement.

     This agreement is binding and may not be amended or terminated without the written approval of all Parties.

     All other terms and conditions of the Business Agreement dated April 20, 2000, and the Venture Fund Agreement dated July 3, 2000, shall remain in full force and effect.

     This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement.

                                              ZiaSun Technologies, Inc.


Dated: April 13, 2001                         /S/ Allen D. Hardman
                                              ---------------------------------
                                              By:  Allen D. Hardman
                                              Its: President and COO

Dated: April 13, 2001                         /S/ D. Scott Elder
                                              ---------------------------------
                                              By:  D. Scott Elder
                                              Its: CEO & Chairman of the Board

                                              McKenna Enterprises LLC

Dated: April 13, 2001                         /S/ Geoffrey Mott
                                              ---------------------------------
                                              By:  Geoffrey Mott
                                              Its: Managing Partner